Exhibit 31.2

Certification of Chief Financial Officer of Alcentra Capital Corporation
pursuant to Rule 13a-14(a) under the Exchange Act,
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ellida McMillan, Chief Financial Officer of Alcentra Capital Corporation, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Alcentra Capital Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

/s/ Ellida McMillan
Ellida McMillan
Chief Financial Officer